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Exhibit Number - 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-23681 and No. 333-88359) of Sykes Enterprises, Incorporated of our report dated March 6, 1998 relating to the consolidated financial statements for the year ended December 31, 1997 which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 6, 1998 related to the financial statement schedule for the year ended December 31, 1997, which appears below.

Our audit included the financial statement schedule for the year ended December 31, 1997 of Sykes Enterprises, Incorporated listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein for the year ended December 31, 1997.

                                         PricewaterhouseCoopers LLP



Tampa, Florida
March 27, 2000